UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C., 20549

                                  Form 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) July 14, 2003



                             FORTIS ENTERPRISES
             (Exact name of registrant as specified in charter)


     Nevada                        000-49634                88-0475756
     (State of other               (Commision               (I.R.S. Employer
     jurisdiction of               File Number)             Identification
     incorporation or                                       Number)
     organization)

     1180 Spring Centre South Blvd.
     Suite 310
     Altamonte Springs, Florida                                  32714
     (Address of Principal Executive Office)                     (Zip Code)

                                 (407) 970-6361
              (Registrant's Executive Office Telephone Number)


                                FIRST IMPRESSIONS
        (Former name or former address, if changed since last report)

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

     On July 15, 2003, the Registrant's board of directors approved the cancellation of shares of common stock held by three of the Registrant's majority stockholders and the issuance of shares of common stock to the new sole officer and director. The cancellation and issuance of shares of common stock resulted in a change in control of the Registrant.

     The board of directors accepted 15,000,000 shares of common stock for cancellation from the following stockholders:

               Name of Stockholder           # of Shares Cancelled

          Tammy Kraft                              5,000,000
          Shearson Barney Equity Fund              5,000,000
          Titanium Financial Fund                  5,000,000

     The stockholders listed above returned their shares to the Registrant for cancellation due to their inability, as majority stockholders, to further the Registrant's business. The stockholders did not receive any consideration for their shares.

      The board of directors issued 11,250,000 shares of common stock to Mr. Stephen W. Carnes as consideration for his serving on the Board of Directors, assuming the liability of being an officer and director of a publicly trading and reporting Company, his business expertise and his business concept of establishing a national network of commercial and residential restoration service companies.

     The result of the cancellations and issuances is a net reduction of 3,750,000 shares of common stock.

     Prior to the cancellations and issuances, the Registrant had a total of 20,000,000 shares of common stock issued and outstanding. The canceling stockholders held approximately 75% of the issued and outstanding common stock. The cancellations and issuance resulting in 16,250,000 shares of common stock to be issued and outstanding with approximately 69% of those shares being held by Mr. Carnes. Mr. Carnes' percentage ownership of the Registrant's common stock and his position as sole director of the Registrant allows him to exercise control of the Registrant.

Stephen W. Carnes

     Stephen W. Carnes, age 39, is currently the sole officer and director of the Registrant. Mr. Carnes is also the President, CEO and a director of Valde Connections, Inc., a publicly traded company trading on the OTC Bulletin Board. From 2000 to 2003, Mr. Carnes was founder and co-owner of a private public relations firm that assisted companies with marketing and public relations. From 1998 to 2003, Mr. Carnes has been self-employed as an independent manufacturers representative acting as an outside sales representative for various companies. From 1982 thru 1986, Mr. Carnes attended Indiana University at Fort Wayne, Indiana and received a B.S. degree in Business Administration.

ITEM 5.   OTHER EVENTS

Annual Meeting

     On   July   14,  2003,  the  Registrant  held  its  annual  meeting   of
stockholders. Business conducted at the meeting included the following:

 (1) To elect a new board of directors to serve until the next annual meeting or until their successors are elected and qualified;

 (2) To change the name of the Registrant from First Impressions to Fortis Enterprises;

 (3)  To amend the Registrant's Articles of Incorporation to:
      (i)  Reflect the name change referenced in 2 above; and
      (ii) Increase the total number of authorized shares of common stock from 50,000,000 shares to 100,000,000 shares.

 (4) To confirm the reaffirmation of Beckstead & Watts LLP as independent auditors for the Registrant; and

 (5)  To schedule the next annual meeting of stockholders.

     Each share of Common Stock was entitled to one vote. Only stockholders of record at the close of business on June 12, 2003, were entitled to vote. The number of outstanding shares at that time was 20,000,000 held by approximately 49 stockholders. The required quorum of stockholders was present at this meeting. All proposals were passed at the meeting.

Name Change

      As discussed above, the Registrant's stockholders approved the name change from First Impressions to Fortis Enterprises. The Registrant's board of directors had previously determined that the name "First Impressions" was limiting the Registrant's ability to pursue the expansion of its business into other marketing arenas. The Board of Directors is of the belief that the name Fortis Enterprises is more generic and allows for more flexibility in the future expansion of business opportunities. A copy of the Amendment to the Articles of Incorporation is attached hereto as an Exhibit.

Forward Split

     On July 15, 2003, the Registrant's Board of Directors approved a 4:1 forward split of all of its issued and outstanding shares of common stock on July 21, 2003 (the "Record Date"). The split shall be accomplished through the issuance of a 3 for 1 common stock dividend, whereby all of the Registrant's stockholders on the Record Date will receive three additional shares of common stock for every share they currently own. Following the effective date of the forward split, the Registrant had 65,000,000 shares of common stock outstanding.

OTC:BB Ticker Change

     In conjunction with the name change referenced above, on July 22, 2003, the Registrant's OTC:BB ticker symbol changed to "FRTE".

Press Release

      On July 22, 2003, the Registrant issued a press release disclosing its revised business strategy. It is the Registrant's current intention to capitalize upon the niche market opportunities within the commercial and residential restoration service markets. A copy of the press release is attached hereto as Exhibit 99.

EXHIBITS

10        Amendment to Articles of Incorporation
99        Press Release dated July 22, 2003
______

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                        FORTIS ENTERPRISES

                                        By: /S/Stephen W. Carnes
                                             Stephen W. Carnes, President


Date: July 24, 2003